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Type:    EX-11             Net Income Per Share

ELECTRONICS BOUTIQUE HOLDINGS CORP. AND SUBSIDIARIES
NET INCOME PER SHARE AND PRO FORMA NET INCOME PER SHARE            EXHIBIT 11.1

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                                                      Thirteen Weeks Ended      Thirty-nine Weeks Ended
                                                    ----------------------------------------------------
                                                    October 30,   October 31,  October 30,   October 31,
                                                        1999         1998          1999          1998
                                                    -----------   -----------  -----------   -----------

Net income                                          $ 3,863,907   $ 1,622,166  $ 7,285,860
                                                    ===========   ===========  ===========


Weighted average shares outstanding - basic          20,187,898    20,169,200   20,175,438

Dilutive effect of stock options                        545,351             -      291,729
                                                    -----------   -----------  -----------

Weighted average shares outstanding - diluted        20,733,249    20,169,200   20,467,167
                                                    ===========   ===========  ===========

Net income per share - basic                        $      0.19   $     0.08   $      0.36
                                                    ===========   ===========  ===========

Net income per share - diluted                      $      0.19   $     0.08   $      0.36
                                                    ===========   ===========  ===========


Pro forma net income                                                                           $ 3,068,532
                                                                                               ===========

Pro forma shares outstanding - beginning of period                                              15,794,200

Weighted average shares attributable to initial
public offering                                                                                  1,522,436
                                                                                               -----------
Pro forma weighted average shares outstanding
-basic and diluted                                                                              17,316,636
                                                                                               ===========

Pro forma net income per share - basic and diluted                                             $      0.18
                                                                                               ===========

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